The Bond Fund of America
333 South Hope Street
Los Angeles, California 90071

Telephone (213) 486-9200
Fax (213) 486-9455

Registrant:  The Bond Fund of America, Inc.
File: 811-02444

Exhibit Item No. 77Q1(g)

The Form of Agreement and Plan of Reorganization, dated August 24, 2009, by and among Endowments – Bond Portfolio and The Bond Fund of America, Inc. (the “Registrant”) is incorporated herein by reference from the Registration Statement of the Registrant on Form N-14/A filed with the Securities and Exchange Commission on December 2, 2009 (File No. 333-162462 / Accession No. 0000051931-09-001509).